EXHIBIT 2.2


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT to the Asset Purchase Agreement ("Amendment"),  is
dated as of the       day of  October,  1996,  and  entered  into among  GENERAL
COMMUNICATION, INC., an Alaska corporation (herein, together with its wholly-owned subsidiaries, its successors and assigns, "GCI"), ALASKAN CABLE NETWORK/FAIRBANKS, INC., an Alaska corporation ("ACNFI"), ALASKAN CABLE
NETWORK/JUNEAU, INC., an Alaska corporation ("ACNJ"), ALASKA CABLE NETWORK/KETCHIKAN-SITKA, INC., an Alaska corporation ("ACNKS") (ACNI, ACNJ and ACNKS, collectively "Companies" or individually "Company").

                              W I T N E S S E T H:

         WHEREAS,   the  Companies  and  GCI  entered  into  an  Asset  Purchase
Agreement, dated as of April 15, 1996 (as amended, restated or otherwise modified from time to time, the "Agreement");

         WHEREAS, Schedules 3 and 4 erroneously list the union and programming contracts as liabilities for GCI's assumption, which contracts GCI shall not be assuming pursuant to the consummation on the Agreement to the Closing Date;

         WHEREAS, Section 4.2 erroneously lists the retransmission consent agreements as an Excluded Asset, but which agreements GCI shall be assuming under the Agreement on the Closing Date;

         WHEREAS, Section 4.1 erroneously omits certain contracts and leases which GCI will be assuming under the Agreement on the Closing Date, which contracts and leases were inadvertently omitted from Schedule 2;

         WHEREAS, GCI and the Companies desire to amend Section 10.6 of the Agreement in the manner set forth herein;

         WHEREAS, GCI and the Companies have agreed to modify the Agreement upon the terms and conditions set forth below to reflect the parties' intent;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the Companies and GCI agree as follows:

SECTION  1.  Definitions.   Unless  specifically  defined  or  redefined  below,
capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.



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SECTION 2. Non-Assumption of Union and Programming Contracts.

                           The Companies and GCI agree that GCI shall not assume
the Union Contracts or the Programming Contracts listed on Schedule 3 to the Agreement. The Companies agree to delete the Union Contracts from Schedule 4 as a Required Consent. GCI shall have no obligation under the Agreement to assume or otherwise abide by the Union Contracts, nor any obligation to hire any of the Companies' employees.

SECTION 3. Updated Schedule 2.

                           The Companies and GCI hereby agree that Schedule 2 to
the Agreement is amended to add the following items:

                           (1) Dark Fiber Lease Agreement between Alaska Cable Network and Alascom;

                           (2)      Memorandum   of   Agreement    between   Mt.
                                    Edgecumbe       School       and       McCaw
                                    CableVision/Sitka;

                           (3)      Fiber  Optic  Link  Purchase  Order  between
                                    University   of  Alaska  and  Alaska   Cable
                                    Network;

                           (4)      Joint   Use    Agreement    between    McCaw
                                    Communications  of Juneau and Juneau Douglas
                                    Telephone Company;

                           (5)      Smith  Broadcasting  Group of  Alaska,  L.P.
                                    lease;

                           (6)      Retransmission Agreements:

                                    a.      King Broadcasting  Company (KING-TV)
                                            (Ketchikan and Sitka);

                                    b.      Smith   Broadcasting  Group  Alaska,
                                            Inc. (KATN and KJUD)  (Ketchikan and
                                            Sitka);

                                    c.      Northern Television, Inc. (KTVF);

                                    d.      Netlink USA;

                                    e.      Fox Television Stations, Inc.;

                                    f.      KSCT-TV;

                                    g.      Smith  Broadcasting Group of Alaska,
                                            Inc. (KATN);

                                    h.      Smith  Broadcasting Group of Alaska,
                                            Inc. (KJUD);



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                                    i.      KTNL-TV; and

                                    j.      25 The Ketchikan Channel.

SECTION 4. Restatement of Section 4 of the Agreement. The Companies and GCI hereby agree that Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

         SECTION 4.        Assumed Liabilities and Excluded Assets.

                                    4.1 Assignment and Assumption. The Companies
         will assign, and Buyer will assume and perform, the Assumed Liabilities, which are defined as: (a) Companies' obligations to subscribers of the Business for (i) subscriber deposits held by Companies as of the Closing Date and which are refundable, (ii) subscriber advance payments held by Companies as of the Closing Date for services to be rendered by a System after the Closing Date and
         (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under all of the contracts, leases, permits and other agreements listed on Schedule 2, including without limitation, all Franchise Agreements, Leases, Pole Attachment Agreements, Easements, Service Agreements, Retransmission Agreements and Governmental Permits listed on Schedule 2 and the APUC Certificates listed on Schedule 3 (collectively referred to as the "Assumed
         Agreements and Permits"). Buyer will not assume or have any responsibility for any liabilities or obligations of Companies other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

                                    4.2 Excluded  Assets.  The Excluded  Assets,
         which will be retained by Companies, will consist of the following: (a) insurance policies and rights and claims thereunder (except as otherwise provided in Section 6.21); (b) bonds, letters of credit, surety instruments and other similar items; (c) cash and cash equivalents; (d) Companies' trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under Section 6.26); (e) Companies' rights under any agreement governing or evidencing an obligation of Companies for borrowed money;
         (f) Companies' rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; (g) the assets described on Schedule 10, and (h) the


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         Union Contracts and Program Contracts listed on Schedule 3.

SECTION 5.        Assignment and Assumption Agreement; Nondisturbance Agreement.

                           (a)  It  is  the   intention  and  agreement  of  the
Companies and GCI that at Closing, the Companies will assign to GCI all of their rights under all of the Assumed Agreements and Permits referred to in Section
4.1 of the Agreement and GCI will assume all of the Companies' duties and obligations under all of the Assumed Agreements and Permits arising from and after the date of Closing. With respect to those Assumed Agreements and Permits for which consents to transfer or assignment have been received as of the date of this Amendment, the assignment by the Companies to GCI and the assumption by GCI of the duties and obligations of the Companies thereunder shall be effected by the execution and delivery at Closing of the Assignment of Company Contracts and Assignment of Leases referred to in Section 8.3 and 8.4 of the Agreement. With respect to those Assumed Agreements and Permits referred to in Section 4.1 of the Agreement for which a consent to assignment or transfer has not been received as of the date of this Amendment (collectively referred to as the "Other Assumed Agreements and Permits"), the assignment by the Companies to GCI and the assumption by GCI of the duties and obligations of the Companies thereunder shall be effected by the execution and delivery at Closing of an assignment and assumption agreement in the form of Exhibit "A" annexed hereto ("Assignment and Assumption Agreement"). This Assignment and Assumption Agreement shall be in lieu of the Assignment of Company Contracts and Assignment of Leases referred to in Section 8.3 and 8.4 of the Agreement with respect to the Other Assumed Agreements and Permits.

                           (b) Section 8.6 of the Agreement is hereby deleted in
its entirety.

SECTION 6.  Amendment to Section  10.6.  The Companies and GCI hereby agree that
Section 10.6 of the Agreement is hereby amended and restated in its entirety as follows:

                                    10.6  Cash  Flow.  As of the  Closing  Date,
         Companies' twelve (12) month trailing Operating Cash Flow shall be no less than Seven Million Three Hundred Thousand Dollars ($7,300,000).

SECTION 7. Entire Agreement; Ratification. The Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. Except as modified or supplemented hereby, the Agreement and all other documents are agreements



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executed in connection therewith shall continue in full force and effect.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9. Governing Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Alaska, but giving effect to federal laws.

         IN WITNESS WHEREOF, this Amendment to Agreement is executed as of the date first set forth above.

                                      ALASKAN CABLE NETWORK/FAIRBANKS, INC.


                                      By: /s/
                                          Jack Kent Cooke
                                      Title: Chairman of the Board


                                      ALASKAN CABLE NETWORK/JUNEAU, INC.


                                      By: /s/
                                          Jack Kent Cooke
                                      Title: Chairman of the Board




                                      ALASKAN  CABLE  NETWORK/KETCHIKAN-  SITKA,
                                      INC.

                                      By: /s/
                                          Jack Kent Cooke
                                      Title: Chairman of the Board



                                      GENERAL COMMUNICATION, INC.


                                      By: /s/
                                          John M. Lowber
                                      Title: Senior Vice President


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